UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

Pacific Coast Oil Trust

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35532 (Commission File Number)	80-6216242 (IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis, Floor 16 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, in November 2019, Pacific Coast Energy Company LP (“PCEC”), the sponsor of Pacific Coast Oil Trust (the “Trust”), informed The Bank of New York Mellon Trust Company, N.A., as trustee of the Trust (the “Trustee”), that PCEC, as permitted by the Conveyance of Net Profits Interests and Overriding Royalty Interest pursuant to which the Trust’s net profits interests (the “Net Profits Interests”) and 7.5% overriding royalty interest (the “Royalty Interest”, and together with the Net Profits Interests, the “Conveyed Interests”) in certain oil and gas properties were conveyed to the Trust (the “Conveyance”), intended to begin deducting its estimated asset retirement obligation (“ARO”) associated with the West Pico, Orcutt Hill, Orcutt Hill Diatomite, East Coyote and Sawtelle fields, thereby reducing the amounts payable to the Trust under its Net Profits Interests. ARO is the accounting recognition related to plugging and abandonment obligations that all oil and gas operators face. PCEC engaged an accounting firm, Moss Adams LLP (“Moss Adams”), acting as third-party consultants, to assist PCEC in determining its estimated ARO, and on February 27, 2020, PCEC informed the Trustee that based on the analysis performed by its consultants, PCEC’s estimated ARO, as of December 31, 2019, is approximately $45.7 million.  According to PCEC and its third-party consultants, its estimated ARO, which reflects PCEC’s assessment of current market conditions as of December 31, 2019 and changes in California law, was determined to be approximately $33.2 million for the Developed Properties (as defined in the Conveyance) and approximately $12.5 million for the Remaining Properties (as defined in the Conveyance), or approximately $26.5 million and approximately $3.1 million net to the Trust, respectively, and PCEC has reflected these amounts beginning with the calculation of the net profits generated during January 2020. The accrual has resulted in a current cumulative net profits deficit of approximately $28.7 million, which must be recouped from proceeds otherwise payable to the Trust from the Net Profits Interests. Therefore, until the net profits deficit is eliminated, the only cash proceeds the Trust receives are pursuant to the Royalty Interest.

As previously disclosed, the Trust engaged Martindale Consultants, Inc. (“Martindale”), a provider of analysis and compliance review services to the oil and gas industry, to perform an independent review of the estimated ARO that PCEC provided to the Trustee. Martindale has completed its review of the estimated ARO and on December 21, 2020 provided its analysis and recommendations to the Trustee. Martindale concluded that although the Conveyance permits PCEC to accrue future plugging and abandonment costs and to deduct those costs from proceeds otherwise payable to the Trust, this method of deducting the entire amount beginning in January 2020 does not produce the most equitable result for the existing Trust unitholders. Martindale’s report also indicated that based on its review of the estimated ARO calculation, approximately $26.4 million of the total ARO amount relates to estimated costs attributable to plugging and abandonment of wells in West Pico, which PCEC indicates will be abandoned over the next five years, and approximately $2.3 million relates to costs attributable to the plugging and abandonment of idle wells that California regulations require PCEC to address over the next five years, while the remaining ARO amount relates to wells that have remaining lives of greater than five years.

Based on Martindale’s recommendations provided in its report to the Trust, the Trustee has requested that PCEC promptly make the following adjustments to its calculations and methods of deducting ARO from the proceeds to which the Trust is otherwise entitled pursuant to its net profits interests:

•	Revise the estimated ARO calculation and deduct from the proceeds to which the Trust is entitled pursuant to its Net Profits Interest only those plugging and abandonment costs that are expected to be incurred over the next five years. These costs would relate to the abandonment of (A) wells (producing, injection and idle) in the West Pico field and (B) idle wells in the Orcutt Hill and Orcutt Diatomite fields that must be abandoned in accordance with California’s idle well abandonment program;

•	Provide an accounting to the Trustee of the estimated ARO calculation of the plugging and abandonment costs that are expected to be incurred specifically for these two categories of wells over the next five years;

•	With the exception of idle wells addressed in the first bullet above, revise the estimated ARO calculation for the Orcutt Hill and Orcutt Diatomite fields, which are expected to have remaining useful lives ranging from 17 to 29 years, and schedule the deduction of those future plugging and abandonment costs to begin after the West Pico and idle wells have been abandoned;

•	Place into escrow all amounts that relate to plugging and abandonment costs for the Orcutt Hill and Orcutt Diatomite fields (excluding the idle wells addressed in the first bullet above), and which are deducted from the proceeds to which the Trust is entitled pursuant to its Net Profits Interest; and

•	Confirm how PCEC plans to avoid duplication of payment or accrual of plugging and abandonment costs for the East Coyote and Sawtelle fields, which are operated by third parties that typically would account for their own abandonment liabilities.

If the ARO amount were to be reduced as provided above, the resulting net profits deficit would still have exceeded the proceeds attributable to the Net Profits Interests in 2020, and therefore the Trust would have received proceeds only from the Royalty Interest, which were less than $2.0 million in 2020. If annual cash proceeds to the Trust attributable to the Conveyed Interests are less than $2.0 million in two consecutive years, the Trust would be required under the terms of its trust agreement to dissolve and commence winding up its business and operations.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the Trust’s expectations regarding expected proceeds to the Trust during 2021 and the possible dissolution of the Trust following the end of 2021. Statements made in this Current Report on Form 8-K are qualified by the cautionary statements made in this Current Report on Form 8-K. The Trustee does not intend, and does not assume any obligation, to update any of the statements included in this Current Report on Form 8-K. An investment in units issued by Pacific Coast Oil Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2018 and all of its other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Coast Oil Trust

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: December 29, 2020	By:	/s/ Sarah Newell
Sarah Newell
Vice President